                        SETTLEMENT AND RELEASE AGREEMENT


         This Settlement and Release Agreement ("This Agreement") is made and entered into this 5th day of March, 1998, by and among LANXIDE CORPORATION, a Delaware corporation ("Lanxide"), LANXIDE PERFORMANCE MATERIALS, INC., a Delaware Corporation ("Lanxide Performance"), MARC S. NEWKIRK, an individual residing in Delaware, COMMODORE ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("COES"), COMMODORE APPLIED TECHNOLOGIES, INC., a Delaware corporation ("Commodore Applied") and other individuals and companies for whose benefit and on whose behalf this Agreement is made, as more fully set forth hereinafter.

                                    RECITALS:

         WHEREAS, Lanxide's subsidiary, Lanxide Performance, is a party to and borrower under (i) a Line of Credit Agreement with Commodore Applied, as Lender, dated August 30, 1996 in the amount of $1.5 Million (the "$1.5 Million Credit Agreement"), (ii) a Line of Credit Promissory Note dated August 30, 1996 in the amount of $1.5 Million (the "$1.5 Million Note"), and (iii) a Security Agreement dated August 30, 1996 in the amount of $1.5 Million (the "$1.5 Million Security Agreement"); Lanxide is a guarantor of the aforementioned $1.5 Million Credit Agreement and $1.5 Million Note (the "$1.5 Million Guaranty"); the $1.5 Million Credit Agreement, Note, Security Agreement and Guaranty Agreement are hereinafter collectively referred to as the "Lanxide Performance $1.5 Million Loan Documents");

         WHEREAS, Lanxide Performance is a party to and borrower under a certain Line of Credit Agreement with COES, as Lender, dated November 13, 1996 in the amount of $3 Million (the "$3 Million Credit Agreement"), a Line of Credit Promissory Note dated November 13, 1996 (the "$3 Million Note"), a corresponding Security Agreement dated November 13, 1996 (the "$3 Million Security Agreement"); Lanxide guaranteed the aforementioned $3 Million Credit Agreement, the $3 Million Note and $3 Million Security Agreement (the "$3 Million Guaranty"); the aforementioned $3 Million Credit Agreement, the $3 Million Note, the $3 Million Security Agreement and the $3 Million Guaranty are hereinafter collectively referred to as the "Lanxide Performance $3 Million Loan Documents");

         WHEREAS, Lanxide and COES are parties to a Securities Purchase Agreement dated the third day of July, 1997 (the "Securities Purchase Agreement") pursuant to which, inter alia, Lanxide granted to COES a warrant entitling COES or the holder to purchase up to 250,000 shares of Lanxide Series F Preferred Stock at an exercise price of $100 per warrant (the "Original Warrant");

         WHEREAS, certain individual stockholders of Lanxide (the "Subject Lanxide Stockholders") entered into a "Voting Agreement" with Bentley J. Blum ("Blum"), Paul E. Hannesson ("Hannesson"), David Mitchell ("Mitchell"), Herbert Cohen ("Cohen") and Kenneth Adelman ("Adelman") (collectively the "Proxy Holders") pursuant to which the Subject Lanxide Stockholders granted a proxy to the Proxy Holders to vote their shares in Lanxide;

         WHEREAS, the parties hereto and the parties for and on whose behalf this Agreement is made desire to settle certain disputes which have arisen relating to the Lanxide Performance $1.5 Million Loan Documents, the Lanxide Performance $3 Million Loan Documents, the Securities Purchase Agreement, the Voting Agreement and other miscellaneous agreements, and those same parties desire to release each other from claims arising out of the foregoing agreements;

         NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is hereby agreed as follows:

         1. Voting Trust Agreement. The parties hereto acknowledge and agree that the Voting Agreement was terminated on February 5, 1998 and that from and after that date, was no longer and is no longer of any force or effect whatsoever.

         2. Amendment to Securities Purchase Agreement. Lanxide and COES hereby agree to amend the Securities Purchase Agreement and agree that they shall, contemporaneously herewith, execute and deliver an AMENDMENT TO SECURITIES PURCHASE AGREEMENT in the form of Exhibit A annexed hereto and made a part hereof.

         3. The $3 Million Loan. COES hereby agrees that any and all obligations and liabilities of Lanxide Performance and/or Lanxide arising under or related to the Lanxide Performance $3 Million Loan Documents, including, but not limited to, the liability of Lanxide Performance to make any payment pursuant to, or to repay any amount of money which it borrowed (including any interest thereon) in respect to the Lanxide Performance $3 Million Loan Documents, and any duty of Lanxide to guarantee that repayment (including any interest thereon) or make that repayment (including any interest thereon), are hereby terminated. Contemporaneously with the execution and delivery of this Agreement and as consideration for this Agreement (including the releases herein contained) and the License Agreement (as such term is defined in paragraph 5 hereof), COES will return to Lanxide Performance and Lanxide the original $3 Million Note and $3 Million Guaranty marked cancelled.

         4. The $1.5 Million Loan. COES hereby agrees that any and all obligations and liabilities of Lanxide Performance and/or Lanxide arising under or related to the Lanxide Performance $1.5 Million Loan Documents, including, but not limited to, the liability of Lanxide Performance to make any payment pursuant to or to repay any amount of money which it borrowed (including any interest thereon) in respect to the Lanxide Performance $1.5 Million Loan Documents, and any duty of Lanxide to guarantee that repayment (including any interest thereon) or make that repayment (including any interest thereon), are hereby terminated. Contemporaneously with the execution and delivery of this Agreement and as consideration for this Agreement (including the releases herein contained) and the License Agreement, Commodore Applied will return to Lanxide Performance and Lanxide the original $1.5 Million Note and $1.5 Million Guaranty marked cancelled.

         5. The Ceraset(TM) Business, Trademark and License. Lanxide shall cause its subsidiary, Lanxide Technology Company, L.P., contemporaneously herewith, to execute and deliver to Commodore Polymer Technologies, Inc., a Delaware corporation and an affiliate of

Commodore Applied and COES ("Polymer"), a license agreement (the "License") to use Lanxide Technology Company, L.P.'s Ceraset(TM) technology and trademark, which license agreement shall be in the form of Exhibit "B" annexed hereto and made a part hereof (the "License Agreement"). Lanxide hereby agrees to transfer to Polymer all aspects of Lanxide's Ceraset business that relate to the License, including but not limited to customer lists, prospective contracts, and names and addresses of former employees (whom Polymer is authorized to attempt to hire). Lanxide further agrees to assign any agreements that it has that relate exclusively to the rights being granted in the license to Polymer. In the event of any conflict between the provisions of this paragraph 5 and the License Agreement, the provisions of the License Agreement shall control.

         6. Release.

         A. Lanxide, for itself and all of its subsidiaries, including, without limitation, Lanxide Performance, and Marc S. Newkirk (collectively the "Lanxide Releasors") for and on behalf of themselves and their respective heirs, administrators, executors, predecessors, successors and assigns hereby unconditionally and forever fully release, remise, quit claim, settle and discharge any and all claims, demands, liabilities, actions, choses-in-action, causes-in-action, whether known or unknown, legal or equitable, absolute, contingent or vested, which any or all of the Lanxide Releasors may have had, have or may hereafter acquire against (i) COES and any of its subsidiaries or affiliates, including without limitation, Commodore Applied, and their respective past or present Board members and corporate officers (the "Commodore Group"), (ii) the Lanxide stockholders identified on Schedule A to the Voting Agreement, to wit, Bentley J. Blum, Laura Utley, Samuel Blum, Suzanne Hannesson, Paul E. Hannesson, Marc S. Newkirk and Jon Paul Hannesson (the "Subject Lanxide Shareholders"), (iii) the Proxy Holders identified in the Voting Agreement, to wit, Bentley J. Blum, Paul E. Hannesson, David Mitchell, Herbert Cohen and Kenneth Adelman (the "Lanxide Proxy Holders"), and (iv) those former members of the Lanxide Board of Directors, to wit, Michael D. Fullwood, Esquire and William
R. Toller (the "Former Lanxide Directors"), and all of their respective heirs, administrators, executors, predecessors, successors, assigns, privies, and attorneys-at-law or other legal or financial advisors, which relate to, or arise from, actions taken or agreements made prior to the date hereof. Without in any way intending to limit the generality of the foregoing, the Lanxide Releasors hereby, releases COES, Commodore Applied, the Subject Lanxide Shareholders and the Proxy Holders, and Former Lanxide Directors, and their respective heirs, administrators, executors, predecessors, successors and assigns from any and all claims the Lanxide Releasors may have had or have as of the date hereof arising out of the Voting Agreement including any vote of Lanxide shares undertaken by or omitted by the Proxy Holders and for any breaches by COES under the Securities Purchase Agreement.

         B. COES and Commodore Applied, for and on behalf of themselves and all of their subsidiaries (collectively, the "Commodore Releasors") and their respective predecessors, successors and assigns, hereby unconditionally and forever fully, release, remise, quit claim, settle and discharge any and all claims, demands, liabilities, actions, choses-in-action, causes-in-action, whether known or unknown, legal or equitable, absolute, contingent or vested, which any or all of the Commodore Releasors may have had, have or may hereafter acquire against the Lanxide Releasors and all of their respective past or present board members, and corporate officers, heirs, administrators, executors, predecessors, successors, assigns, privies, and attorneys-at-law or other legal or financial advisors, which relate to, or arise from, actions taken or agreements made prior to the date hereof. Without intending to limit the generality of the foregoing, each of the Commodore Releasors hereby releases the Lanxide Releasors and all of their respective past or present board members, and corporate officers, heirs, administrators, executors, predecessors, successors, assigns, privies, and attorneys-at-law or other legal or financial advisors, from and against any and all liabilities and obligations arising under or related to the Lanxide Performance $1.5 Million Loan Documents, the Lanxide Performance $3 Million Loan Documents and the Securities Purchase Agreement.

         C. Nothing in this section is intended to release any party hereto from any breach or default under this Agreement, the Amendment to Securities Purchase Agreement or the License Agreement from and after the date hereof

         7. Representation and Warranties.

     Each party hereto represents and warrants to each other party as follows:

         7.1 Corporate Organization, Standing. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         7.2 Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by it and, subject to the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, except that (i) the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other terms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereto and the fulfillment and compliance with the terms and conditions hereof do not and will not after the giving or notice, or the lapsed of time, or otherwise: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to it, or (b) conflict with any of the provisions of the Articles or Certificate of Incorporation or By-Laws of it, or (c) conflict with, result in a breach of or constitute a default under any agreement or instrument to which it, is a party or by which it is bound, except for any of the foregoing that, individually or in the aggregate, would not have a material adverse effect on the financial condition, operations or businesses of such party and its subsidiaries, taken as a whole.

         7.3 Disclosure. No representation, warranty or covenant in this Agreement nor any Schedule, statement, list or certificate furnished or to be furnished to Sellers pursuant thereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

         8.1 Notices. All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder shall be in writing (which may include telegraphic or telecopied commununication) and shall be personally delivered, sent by overnight courier, mailed (registered or certified mail, return receipt requested), telegraphed or telecopied by facsimile transmission to the applicable party at its address or telecopier number indicated below.

         If to COES:

                Commodore Environmental Services, Inc.
                150 East 58th Street
                Suite 3410
                New York, New York 10155

                Atten: Michael D. Fullwood, Esquire
                       Senior Vice President and General Counsel
                       Chief Financial and Administrative Officer

                Telecopier No.: (212) 753-0731

         If to Commodore Applied:

                Commodore Applied Technologies, Inc.
                150 East 58th Street
                Suite 3410
                New York, New York 10155

                Atten: Michael D. Fullwood, Esquire
                       Senior Vice President and General Counsel
                       Chief Financial and Administrative Officer

                Telecopier No.: (212) 753-0731

         If to the Lanxide Companies:

                Lanxide Corporation
                1300 Marrows Road
                Newark, Delaware 19714-6077

                Atten: Mr. Marc S. Newkirk, President

                Telecopier No.: (302) 454-1714


         8.2 Entire Agreement. This Agreement (including the Exhibits and Schedules) contains the entire agreement among the parties with respect to the subject matter contained herein and supersedes all prior arrangements or understandings, written or oral, with respect thereto.

         8.3 Amendments. Any term or condition of this Agreement may be amended or modified in whole or in part at any time, to the extent authorized by applicable law, by an agreement in writing, authorized and executed in the same manner as this Agreement by the parties hereto. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power of privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or breach may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

         8.4 Severability. If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

         8.5 Execution and Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of a counterpart shall be deemed effective upon receipt by the other party of telefaxed signature page to this Agreement, provided that such party shall nonetheless transmit its original executed signature page to the other party.

         8.6 Exhibits. The Exhibits and other documents attached to or delivered herewith are hereby incorporated and made a part of this Agreement as if set forth in full herein.

         8.7 Drafting. No presumption shall operate in favor of or against any party in the construction or interpretation of this Agreement as a consequence of a party's responsibility for drafting this Agreement.

         8.8 Recitals. The recital clauses of this Agreement are incorporated herein to the body as though set forth at length.

         8.9 Attorney and Professional Fees. Each party will pay his/her own attorney or professional fees in connection with this Agreement or settlement discussions leading to this Agreement.

         8.10 Captions. The captions of Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         8.11 Controlling Law. The parties hereto agree that this Agreement shall be governed and construed by the internal, substantive laws of the State of New York (without regard to that state's choice of law rules or doctrines) and, if applicable, the substantive law (statutory, administrative or common law) of the United States (without regard to its choice of law, rules or doctrines) Sellers hereby consent to personal jurisdiction in the State of New York for the purposes of any matter of or related to this Agreement or any other agreement between the parties hereto executed and delivered on or about the date hereof, including for purposes of any amendments hereto or thereto. The parties hereto further agree that venue for any dispute arising under this Agreement or for any other agreement between the parties hereto which are executed on or about the date hereof shall be proper in the United States District Court for the Southern District of New York. The parties also expressly waive trial by jury and the right to request a transfer of venue.

         8.12 Binding Effect. This Agreement shall be binding and inure to the benefit of the named parties hereto, all of their wholly or partially-owned subsidiaries, the parties on whose behalf and for whose benefit it is made and their respective heirs, administrators, executors, successors and assigns.

         8.13 Confirmation of Effectiveness of Earlier Granted Licenses. Nothing contained herein shall affect in any manner any license granted by Lanxide or any of its affiliates to Commodore Applied or any of its affiliates as consideration in whole or in part for and in connection with the loans made pursuant to the Lanxide Performance $1.5 Million Loan Documents and the Lanxide Performance $3 Million Loan Documents, including without limitation that certain License Agreement dated as of August 29, 1996 by and among Lanxide Technology Company L.P., Commodore Applied and Lanxide, a copy of which is attached hereto as Exhibit D.


                  (remainder of page intentionally left blank]

         IN WITNESS WHEREOF, and intending to be legally bound, the parties have hereto executed this Agreement on the day and date first above written,

Attest:                           LANXIDE CORPORATION


                                  By: /s/ Marc S. Newkirk
-------------------------            -----------------------------
                                     Marc S. Newkirk, its President

                                  LANXIDE PERFORMANCE MATERIALS, INC.


                                  By: /s/ Marc S. Newkirk
-------------------------            -----------------------------
                                     Marc S. Newkirk, its President

                                  COMMODORE ENVIRONMENTAL SERVICES, INC.


/s/ Michael D. Fullwood           By: /s/ Paul E. Hannesson
-------------------------            -----------------------------
                                     Paul E. Hannesson, its President


                                  COMMODORE APPLIED TECHNOLOGIES, INC.


/s/ Michael D. Fullwood           By: /s/ Paul E. Hannesson
-------------------------            -----------------------------
                                     Paul E. Hannesson, its CEO

                                     /s/ Marc S. Newkirk
-------------------------            -----------------------------
                                     Marc S. Newkirk


                [Signature page to Settlement and Release Agreement]

                                  Exhibit List

   Exhibit

   Amendment to Securities Purchase Agreement              A

   License Agreement                                       B

   List of Third Party Ceraset(TM) Licenses                C

   August 29, 1996 License Agreement                       D